EXHIBIT 99.2

TERMINATION AGREEMENT

     This TERMINATION AGREEMENT (the “Termination Agreement”) is made this 22nd day of February, 2007 (the “Effective Date”), by and among PainCare Acquisition Company XXI, Inc., a Florida corporation (“PainCare Sub”), PainCare Holdings, Inc., a Florida corporation (“PainCare”), Centeno Schultz, Inc., a Colorado corporation (“New Practice”), Christopher J. Centeno, M.D., P.C., a Colorado professional corporation (“Original Practice”), Christopher J. Centeno, M.D., (“Centeno”) and John Schultz, M.D. (“Schultz”). PainCare Sub, PainCare, New Practice, Original Practice, Centeno and Schultz are sometimes referred to herein singly as a “Party” and collectively as the “Parties.”

RECITALS

     WHEREAS, PainCare, as pledgor, and Centeno and Schultz, as pledgees, are each a party to that certain Stock Pledge Agreement, dated October 14, 2005 (the “PainCare Stock Pledge”), and are each a party to that certain Escrow Agreement For Stock Of PainCare Subsidiary, dated October 14, 2005, with Cloverleaf Capital Advisors, LLC, as escrow agent (the “PainCare Escrow Agreement”);

     WHEREAS, Centeno, as pledgor, and PainCare Sub, as creditor, are each a party to that certain Pledge Agreement, dated October 14, 2005 (the “Centeno Pledge”), and are each a party to that certain Escrow Agreement, dated October 14, 2005, with Fleishman & Shapiro, P.C., as escrow agent (the “Centeno Escrow Agreement”);

     WHEREAS, Schultz, as pledgor, and PainCare Sub, as creditor, are each a party to that certain Pledge Agreement, dated October 14, 2005 (the “Schultz Pledge”), and are each a party to that certain Escrow Agreement, dated October 14, 2005, with Fleishman & Shapiro, P.C., as escrow agent (the “Schultz Escrow Agreement”);

     WHEREAS, PainCare Sub and New Practice are each a party to (i) that certain Billing Agreement, dated October 14, 2005 (the “Billing Agreement”), (ii) that certain Employee Lease Agreement, dated October 14, 2005 (the “Employee Lease Agreement”), and (iii) that certain Limited Power of Attorney, dated October 14, 2005 (the “Limited Power of Attorney”);

     WHEREAS, New Practice and Original Practice are each a party to that certain Management Services Agreement, dated October 14, 2005 (“Practice’s Management Agreement”);

     WHEREAS, PainCare, PainCare Sub, Original Practice, Centeno and Schultz are each a party to that certain Right of First Refusal Agreement Regarding Stem Cell Intellectual Property, dated October 14, 2005 (“Right of First Refusal Agreement”);

     WHEREAS, the Parties have agreed to terminate each of the PainCare Stock Pledge, the PainCare Escrow Agreement, the Centeno Pledge, the Centeno Escrow Agreement, the Schultz

Pledge, the Schultz Escrow Agreement, the Billing Agreement, the Employee Lease Agreement, the Limited Power of Attorney, the Practice’s Management Agreement and the Right of First Refusal Agreement (collectively, the “Original Transaction Agreements”); and

     WHEREAS, as a result of the foregoing, each of the Parties hereto desire to enter into this Termination Agreement to set forth in writing the understanding among the Parties hereto as to the subject matter hereof.

     NOW THEREFORE, in consideration of the promises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned do hereby agree and acknowledge as follows:

TERMS AND CONDITIONS

     1. Termination of Agreements. Except for that certain Settlement Agreement, dated of even date herewith, by and among the parties and certain other parties, and any and all ancillary documents thereto, all of which shall survive the execution of this Agreement, each of the Parties hereby mutually agrees to terminate the Original Transaction Agreements and any and all other agreements entered into between the parties (collectively, the “Agreements”) as of the Effective Date. As a result of the termination of each of the Agreements, no Party to any of the Agreements shall have any further or continuing obligation or responsibility to any other Party. Each of the Parties hereto hereby waives any and all notice obligations to the other Parties set forth in any of the Agreements.

     2. Counterparts. This Termination Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall comprise one and the same instrument.

     3. Entire Termination Agreement; Survival. This Termination Agreement constitutes the entire contract among the Parties hereto pertaining to the subject matter hereof and supersedes all prior and contemporaneous agreements, understandings, negotiations and discussions, whether written or oral, of the Parties, including, but in no way limited to, any and all prior resolutions and written consents of the members and sole manager of the Company, and there are no representations, warranties or other agreements among the Parties in connection with the subject matter hereof, except as specifically set forth herein.

     4. Language Construction. The language in all parts of this Termination Agreement shall be construed, in all cases, according to fair meaning. Each of the Parties acknowledges that no single Party bears sole responsibility for the preparation and drafting of this Termination Agreement. Consequently, no rule of construction to the effect that ambiguities are to be resolved against the drafting Party should be employed in the interpretation of this Termination Agreement.

     5. Successors and Assigns. This Termination Agreement shall inure to the benefit of and bind the respective successors and permitted assigns of the Parties. Nothing expressed or referred to in this Termination Agreement is intended or shall be construed to give any person other than the Parties to this Termination Agreement or their respective successors or permitted assigns any legal or equitable right, remedy or claim under or in respect of this Termination Agreement or any provision contained herein, it being the intention of the Parties to this Termination Agreement that the Termination Agreement be for the sole and exclusive benefit of such Parties or such successors and assigns and not for the benefit of any other person.

     6. Waiver. No delay or omission on the part of any Party hereto in exercising any right hereunder shall operate as a waiver of such right or any other right under this Termination Agreement.

     7. Condition Precedent. It is an express condition precedent to the effectiveness of this Termination Agreement that the Settlement Agreement shall have closed and the consideration paid or conveyed and all other ancillary transactions shall have been completed as required or contemplated pursuant to the Settlement Agreement. Nothing herein shall be deemed to result in the termination of the Settlement Agreement or any ancillary documents thereto entered into by and among the parties, each of which shall survive the execution of this Termination Agreement.

[SIGNATURES APPEAR ON NEXT PAGE]

     IN WITNESS WHEREOF, each of the Parties hereto has executed this Termination Agreement as of the Effective Date.

PAINCARE:

PAINCARE HOLDINGS, INC.,
a Florida corporation

By: /s/ Mark Szporka
Print: Mark Szporka
Title: Chief Financial Officer

PAINCARE SUB:

PAINCARE ACQUISITION COMPANY XXI, INC.,
a Florida corporation

By:/s/ Mark Szporka
Print: Mark Szporka
Title: Chief Financial Officer

NEW PRACTICE:

CENTENO SCHULTZ, INC.,
a Colorado corporation

By: /s/ Christopher J. Centeno, M.D.
Print: Christopher J. Centeno, M.D.
Title: President

ORIGINAL PRACTICE:

CHRISTOPHER J. CENTENO, M.D., P.C.,
a Colorado professional corporation

By:/s/ Christopher J. Centeno, M.D.
Print: Christopher J. Centeno, M.D.
Title: President

___/s/ Christopher J. Centeno, M.D._
Christopher J. Centeno, M.D.

___/s/ John Schultz, M.D._________
John Schultz, M.D.